US Securities and Exchange Commission
                              Washington, DC 20549

                                Amended Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 1999

                             CONECTISYS CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                 33-3560D                    84-1017107
 (State or other jurisdiction      (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)

              24730 AVENUE TIBBITS #130
                 VALENCIA, CALIFORNIA                           91355
       (Address of principle executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (661) 295-6763

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Form 8-K: Dated: August 4, 1999
CONECTISYS CORPORATION
Commission File # 33-3560D

Item 4 - Changes in Registrant's Certifying Accountant

Conectisys has engaged Hurly & Company as its auditors on August 4, 1999 and Conectisys dismissed BDO Seidman, LLP as the Company's auditor.

During the past two years the Company's financials did not contain any adverse opinion, disclaimer of opinion, or qualified or modified as to uncertainty, audit scope or accounting principals by BDO Seidman, LLP. However, the opinion was qualified with a going concern explanatory paragraph.

The Board of Directors of the Company ratified and approved the dismissal of BDO Seidman, LLP and the engagement of Hurley & Company.

BDO Seidman, LLP. and the Company have never had a dispute or disagreement over
(1) internal financial controls necessary for reliable financial statements; (2) the Company`s management's representations; (3) scope of the audits; or (4) previously issued audit or financial reports.

BDO Seidman, LLP. was the only auditor used during their engagement with the Company and there are no issues, disputes or other matters outstanding between the Company and BDO Seidman.

Item 7 - Exhibits

      16. Letter from BDO Seidman, LLP.

Item 8 - Change in Fiscal Year

The Conectisys Corporation fiscal year end date has been changed from November 30 to September 30. The end of the 1999 fiscal year was September 30, 1999. This change was to facilitate product development and the release of the Company's financial statements. The next report reflecting this change shall be the Company's 10-KSB for the fiscal year 1999.


Dated: November 24, 1999             /s/ Robert A. Spigno
                                     ROBERT A. SPIGNO, President